News Release
LSBTheBank — P.O. Box 867
Lexington, NC 27293-0867 — www.lsbnc.com

For Immediate Release

CONTACT: Monty J. Oliver, EVP & CFO; 336-242-6207 or 336-248-6500 or 1-800-876-6505, ext. 207

LSB Bancshares Reports 3rd Quarter Financial Results

     LEXINGTON, N.C., October 14, 2004 — LSB Bancshares, Inc. (Nasdaq: LXBK), parent company of Lexington State Bank, reported net income in the third quarter of 2004 of $1,777,000, or $0.21 per diluted share, compared to $2,525,000, or $0.29 per diluted share, in the third quarter of 2003.

     The decline in earnings was primarily due to lower net interest income, a higher provision for loan losses and a decline in noninterest income, the latter of which reflected the ongoing slowdown in mortgage origination activity. Net interest income decreased 4% to $9,788,000 in the third quarter of 2004 from $10,147,000 in the year-ago period, all of which was due to lower margins, as average earning assets increased. The provision for loan losses was $1,104,000 in 2004’s third quarter, up 32% from $839,000 in the third quarter of 2003, while noninterest income decreased 8% to $3,540,000 in 2004’s third quarter versus $3,838,000 in the year-ago quarter. Excluding gains on the sale of mortgages, noninterest income would have declined less than 1% in the third quarter relative to the year-ago level.

     For the nine months ended September 30, 2004, net income was $6,166,000, or $0.72 per diluted share, compared to $7,776,000, or $0.91 per diluted share, in the first nine months of 2003. Net interest income decreased 4% to $28,869,000 in the nine months ended September 30, 2004 versus the year-ago period. Noninterest income for the first nine months of the year, which included a nonrecurring gain on the sale of real estate in the second quarter of 2004, decreased approximately 1% over this period. As was the case with the quarterly results, the decline in noninterest income was attributable to the slowdown in mortgage-related income. Noninterest expense was up 3%, while the provision for loan losses increased approximately 25% on a year-over-year basis.

     The Bank achieved year-over-year balance sheet growth in most key areas, and asset quality improved from the year-ago level. As of September 30, 2004, total assets were approximately $912 million, while deposits were $732 million and net loans were $694 million. Nonperforming assets, including nonaccruing loans, accruing loans more than 90 days past due, restructured loans and other real estate owned, decreased 8% to $5.7 million at September 30, 2004 from $6.2 million at the year-ago date. The reserve for loan losses at the end of 2004’s third quarter was $8,006,000 or 1.14% of loans. Shareholders’ equity totaled $90.2 million, and represented an equity-to-assets ratio of 9.9%.

     “Despite the lower earnings, there were a number of positives in the quarter,” said LSB Bancshares Chairman, President and CEO Robert F. Lowe. “For example, asset quality improved relative to the year-ago and prior sequential quarterly levels. Additionally, we were able to contain annual expense growth at 3%, despite normal cost pressures and the mounting regulatory burden from the Sarbanes-Oxley Act of 2002. The Bank completed a computer conversion in the third quarter, which should improve our long-term efficiency. Lowe concluded, “While margins are likely to remain tight near-term, we remain confident about our long-term opportunities for growth.”

     LSB Bancshares recently declared a quarterly dividend of $0.16 per share, which will be paid October 15, 2004 to shareholders of record as of October 1, 2004.

     Lexington State Bank, which opened on July 5, 1949, is a community bank based in the Piedmont region of North Carolina. The Bank owns two subsidiaries: LSB Investment Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities; and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing.

     Common stock of the bank’s parent company, LSB Bancshares, Inc., is traded on the National Market and is quoted electronically under the NASDAQ symbol LXBK. The LSB website, which links online banking users to LSB By Net, is www.lsbnc.com.

     Market makers include: Davenport & Company LLC; Friedman Billings Ramsey & Co.; FTN Midwest Research Secs.; Goldman, Sachs & Co.; Keefe, Bruyette & Woods, Inc.; Morgan Keegan & Co., Inc.; Morgan Stanley & Co., Inc.; Moors & Cabot, Inc.; The Robinson Humphrey Co.; Sandler O’Neill & Partners, and Schwab Capital Markets.

(END)

Information in this press release contains forward-looking statements. These statements are identified by words such as “expects,” “anticipates,” “should,” or other similar statements about future events. These forward-looking statements involve estimates, assumptions by management, risks, and uncertainties that could cause actual results to differ materially from current projections, including without limitations, the effects of future economic conditions, legislative and regulatory changes, and the effects of competition. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in LSB’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. LSB undertakes no obligations to revise these statements following the date of this news release.

LSB Bancshares, Inc.
Consolidated Balance Sheets
(In Thousands)

	September 30
	2004	2003
Assets
Cash and Due from Banks	$38,581	$42,265
Interest-Bearing Bank Balances	1,222	3,113
Federal Funds Sold	20,206	15,302
Investment Securities:
Held to Maturity, at Amortized Cost	28,541	36,798
Available for Sale, at Market Value	99,533	97,132
Loans	701,961	673,719
Less, Reserve for Loan Losses	(8,006)	(7,795)

Net Loans	693,955	665,924
Premises and Equipment	17,289	14,548
Other Assets	12,563	11,441

Total Assets	$911,890	$886,523

Liabilities
Deposits:
Demand	$92,255	$89,303
Savings, N.O.W. and Money Market Accounts	426,496	418,391
Certificates of Deposit of less than $100,000	118,403	131,751
Certificates of Deposit of $100,000 or more	95,279	82,409

Total Deposits	732,433	721,854
Securities Sold Under Agreements to Repurchase	1,307	1,688
Borrowings from the Federal Home Loan Bank	83,000	68,000
Other Liabilities	4,955	5,791

Total Liabilities	821,695	797,333

Shareholders’ Equity
Preferred Stock, Par Value $.01 Per Share:
Authorized 10,000,000 shares; none issued	0	0
Common Stock, Par Value $5 Per Share:
Authorized 50,000,000 Shares; Issued 8,579,468 Shares in 2004 and 8,535,255 Shares in 2003	42,897	42,676
Paid-In Capital	10,397	10,083
Directors’ Deferred Plan	(1,186)	(1,095)
Retained Earnings	37,754	36,267
Accumulated Other Comprehensive Income	333	1,259

Total Shareholders’ Equity	90,195	89,190

Total Liabilities and Shareholders’ Equity	$911,890	$886,523

Memorandum: Standby Letters of Credit	$6,138	$4,141

LSB Bancshares, Inc.
Consolidated Statements of Income
(In Thousands Except Share Data and Note)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
Interest Income
Interest and Fees on Loans	$11,068	$11,318	$32,510	$34,151
Interest on Investment Securities:
Taxable	853	963	2,444	3,026
Tax Exempt	370	426	1,124	1,229
Interest-Bearing Bank Balances	41	35	127	133
Fed Funds Sold	71	46	156	207

Total Interest Income	12,403	12,788	36,361	38,746

Interest Expense
Deposits	1,783	1,853	5,025	6,319
Securities Sold Under Agreements to Repurchase	1	2	6	10
Borrowings for the Federal Home Loan Bank	831	786	2,461	2,330

Total Interest Expense	2,615	2,641	7,492	8,659

Net Interest Income	9,788	10,147	28,869	30,087
Provision for Loan Losses	1,104	839	2,396	1,913

Net Interest Income After Provision for Loan Losses	8,684	9,308	26,473	28,174

Noninterest Income
Service Charges on Deposit Accounts	1,875	1,824	5,381	5,147
Gains on Sales of Mortgages	133	403	390	1,140
Other Operating Income	1,532	1,611	5,014	4,615

Total Noninterest Income	3,540	3,838	10,785	10,902

Noninterest Expense
Personnel Expense	5,026	5,376	15,135	15,691
Occupancy Expense	437	440	1,317	1,218
Equipment Depreciation and Maintenance	615	549	1,708	1,523
Other Operating Expense	3,576	2,995	10,066	8,994

Total Noninterest Expense	9,654	9,360	28,226	27,426

Income Before Income Taxes	2,570	3,786	9,032	11,650
Income Taxes	793	1,261	2,866	3,874

Net Income	$1,777	$2,525	$6,166	$7,776

Earnings Per Share
Basic	$0.21	$0.30	$0.72	$0.91
Diluted	$0.21	$0.29	$0.72	$0.91

Weighted Average Shares Outstanding
Basic	8,579,468	8,534,255	8,573,443	8,506,558
Diluted	8,616,515	8,613,409	8,620,923	8,575,203

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Three Months Ended September 30
	2004	2003	Change
Financial Ratios
Return On Average Assets	0.79	1.14	(35	)BP
Return On Average Shareholders’ Equity	7.84	11.45	(361)
Net Interest Margin (FTE):	4.76	4.95	(19)

Average Balances
Loans	$692,001	$677,106	2.2%
Earning Assets	840,742	829,096	1.4
Total Assets	899,907	887,536	1.4
Interest-Bearing Deposits	638,474	640,814	(0.4)
Total Deposits	727,561	732,646	(0.7)

Allowance For Loan Losses
Beginning Balance	$8,112	$7,724	5.0%
Provision For Loan Losses	1,104	839	31.6
Loans Charged Off	(1,297)	(954)	36.0
Recoveries	87	186	(53.2)

Ending Balance	8,006	7,795	2.7

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Nine Months Ended September 30
	2004		2003		Change
Financial Ratios
Return On Average Assets	0.93		1.18		(25	)BP
Return On Average Shareholders’ Equity	9.13		11.78		(265)
Net Interest Margin (FTE):
Quarterly	4.76		4.95		(19)
Year To Date	4.74		4.96		(22)

Average Balances
Loans	683,490		662,927		3.1%
Earning Assets	827,497		826,060		0.2
Total Assets	884,736		880,153		0.5
Interest-Bearing Deposits	627,630		637,236		(1.5)
Total Deposits	713,745		724,125		(1.4)

Allowance For Loan Losses
Beginning Balance	7,846		7,282		7.7%
Provision For Loan Losses	2,396		1,913		25.2
Loans Charged Off	(2,861)		(1,715)		66.8
Recoveries	625		315		98.4

Ending Balance	8,006		7,795		2.7

Nonperforming Assets
Nonperforming Loans:
Past Due 90 Days Or More	1,728		1,375		25.7%
Nonaccrual Loans	1,825		2,171		(15.9)
Restructured Loans	588		1,136		(48.2)

Total Nonperforming Loans	4,141		4,682		(11.6)
Other Real Estate	1,577		1,550		1.7

Total Nonperforming Assets	5,718		6,232		(8.2)

Asset Quality Ratios
Nonperforming Loans To Total Loans	0.81		0.93		(0.12	)BP
Nonperforming Loans To Total Assets	0.63		0.70		(0.07)
Allowance For Loan Losses To Total Loans	1.14		1.16		(0.02)
Net Charge-offs To Average Loans	0.33		0.21		0.12

Allowance For Loan Losses To Nonperforming Loans	1.93	x	1.66	x